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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 30, 2001, accompanying the consolidated financial statements and schedule of Irvine Sensors Corporation contained in the Annual Report on Form 10-K for the year ended September 30, 2001. We consent to the incorporation by reference of said report in the Registration Statement of Irvine Sensors Corporation on Form S-8.

/s/ GRANT THORNTON LLP


Irvine, California
January 11, 2002